EXHIBIT 32.2


 CERTIFICATION OF CHIEF FINANCIAL OFFICER PURSUANT TO SECTION 1350 OF CHAPTER 63
                      OF TITLE 18 OF THE UNITED STATES CODE


I, Ernest J. Mrozek, the President and Chief Financial Officer of The ServiceMaster Company, certify that (i) the Quarterly Report on Form 10-Q for the quarter ended September 30, 2004, fully complies with requirements of
Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in such Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of The ServiceMaster Company.




                              /S/ ERNEST J. MROZEK
                              ---------------------
                              Ernest J. Mrozek
                              President and Chief Financial Officer
                              November 9, 2004


A signed original of this written statement required by Section 906 has been provided to The ServiceMaster Company and will be retained by The ServiceMaster Company and furnished to the Securities and Exchange Commission or its staff upon request.





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